Exhibit 10.5

EMPLOYEE MATTERS AGREEMENT

by and between

ASHLAND GLOBAL HOLDINGS INC.

and

VALVOLINE INC.

Dated as of September 22, 2016

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01.	Definitions	1
SECTION 1.02.	Glossary of Defined Terms	8

ARTICLE II

General

SECTION 2.01.	Transferred Employees	9
SECTION 2.02.	Employee Liabilities Generally	10
SECTION 2.03.	Employee Benefits Generally	10
SECTION 2.04.	Non-Termination of Employment or Benefits	10
SECTION 2.05.	No Right to Continued Employment	11
SECTION 2.06.	Service Providers	11

ARTICLE III

Collective Bargaining Agreements

SECTION 3.01.	Continuity and Performance of Agreements	12

ARTICLE IV

Valvoline Plans Generally

SECTION 4.01.	Valvoline Benefit Plans	12
SECTION 4.02.	Standalone Valvoline Benefit Plans	13
SECTION 4.03.	Power to Amend	13

ARTICLE V

Welfare Plans

SECTION 5.01.	Welfare Plans	13
SECTION 5.02.	Workers’ Compensation Claims	14

ARTICLE VI

Pension Plans

SECTION 6.01.	U.S. Qualified Pension Plans	15
SECTION 6.02.	Excess Benefit and Supplemental Pension Plans; Establishment of Valvoline Plans	16
SECTION 6.03.	Non-U.S. Pension Plans	18
SECTION 6.04.	LESOP	18

ARTICLE VII

401(k) Plans

SECTION 7.01.	Establishment of Valvoline 401(k) Plan	18
SECTION 7.02.	Transfer and Assumption of Liabilities	18
SECTION 7.03.	Trust to Trust Transfer of Assets	19
SECTION 7.04.	Stock Fund Considerations	19

ARTICLE VIII

Equity-Based Incentive Compensation Awards

SECTION 8.01.	Adoption of the Valvoline Equity Incentive Plan	20
SECTION 8.02.	Treatment of Outstanding Awards	20

ARTICLE IX

Annual Bonus Awards; Retention; Individual Agreements

SECTION 9.01.	Annual Bonus Awards; Retention	22
SECTION 9.02.	Individual Agreements	22

ARTICLE X

Deferred Compensation Plans

SECTION 10.01.	Establishment of Valvoline Deferred Compensation Plans	22
SECTION 10.02.	Participation in Deferred Compensation Plans; Allocation of Liabilities	23
SECTION 10.03.	No Distributions	24
SECTION 10.04.	Limitation of Liability	24
SECTION 10.05.	No Transfer of Assets Pertaining to Deferred Compensation Plans	25

ARTICLE XI

Vacation and Other Paid Time Off

SECTION 11.01.	Vacation and Other Paid Time Off	25

ARTICLE XII

Retiree Medical and Welfare Liabilities

SECTION 12.01.	Assumption of Liabilities	25

ARTICLE XIII

Non-Solicitation

SECTION 13.01.	Non-Solicitation	26

ARTICLE XIV

Payroll Services

SECTION 14.01.	Payroll Services	26

ARTICLE XV

Cooperation; Access to Information; Litigation; Confidentiality

SECTION 15.01.	Cooperation	27
SECTION 15.02.	Access to Information; Litigation; Confidentiality	27

ARTICLE XVI

Reimbursements

SECTION 16.01.	Reimbursements by the Valvoline Group	28

ARTICLE XVII

Termination

SECTION 17.01.	Termination	29
SECTION 17.02.	Effect of Termination	29

ARTICLE XVIII

Miscellaneous

SECTION 18.01.	Counterparts; Entire Agreement; Corporate Power	30
SECTION 18.02.	Governing Law; Jurisdiction	30
SECTION 18.03.	Assignability	30
SECTION 18.04.	Third-Party Beneficiaries	30
SECTION 18.05.	Notices	31
SECTION 18.06.	Severability	31

SECTION 18.07.	Headings	32
SECTION 18.08.	Survival of Covenants	32
SECTION 18.09.	Specific Performance	32
SECTION 18.10.	Amendments	32
SECTION 18.11.	Interpretation	32

SCHEDULES

EMPLOYEE MATTERS AGREEMENT, dated as of September 22, 2016, by and between ASHLAND GLOBAL HOLDINGS INC., a Delaware corporation (“Ashland Global”) and parent of Ashland LLC, and VALVOLINE INC., a Kentucky corporation (“Valvoline”).

R E C I T A L S

WHEREAS the Parties are entering into the Separation Agreement (the “Separation Agreement”) concurrently herewith, pursuant to which Ashland Global intends to effect the Initial Public Offering (as defined below) and the Distribution (as defined below); and

WHEREAS the Parties (as defined below) wish to set forth their agreements as to certain matters regarding employment, compensation and employee benefits and arrangements with certain non-employee service providers.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement (as defined below), the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. For purposes of this Agreement, the following terms shall have the following meanings. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Separation Agreement, unless otherwise indicated.

“Action” shall have the meaning set forth in the Separation Agreement.

“Affiliate” shall have the meaning set forth in the Separation Agreement.

“Agreement” means this Employee Matters Agreement, including the schedules hereto.

“Ancillary Agreements” shall have the meaning set forth in the Separation Agreement.

“Ashland Global Benefit Plan” means any Benefit Plan sponsored or maintained by any member of the Ashland Global Group or to which any member of the Ashland Global Group is a party.

“Ashland Global Business” shall have the meaning set forth in the Separation Agreement.

“Ashland Global Common Stock” shall have the meaning set forth in the Separation Agreement.

“Ashland Global Deferred Compensation Plan” means each nonqualified Ashland Global Benefit Plan or Individual Agreement that provides employees or non-employee directors an election to defer compensation, other than the Hercules Deferred Compensation Plan.

“Ashland Global Employee” means (i) each individual who was employed by a member of the Ashland Global Group as of immediately following August 1, 2016, including any such individual who was not actively at work at such time due to a leave of absence (including vacation, holiday, illness, injury or short-term disability, but excluding leave under the Ashland Global Group’s long-term disability plan) from which such employee was permitted to return to active employment in accordance with the Ashland Global Group’s personnel policies, (ii) each individual who, as of immediately following August 1, 2016 (A) is on leave under part I of the Ashland Global Group’s long-term disability plan, (B) was primarily charged to an Ashland cost center at the time such leave commenced and (C) is reasonably likely to return to work prior to transitioning to part II of the Ashland Global Group’s long-term disability plan, as determined by Ashland Global in its sole discretion, but excluding in the case of this clause (ii) any individual covered by a collective bargaining set forth on Schedule 3.01, and (iii) each individual who commenced or commences employment with a member of the Ashland Global Group any time following August 1, 2016, in each case excluding any Former Ashland Global Employee, Valvoline Employee or Former Valvoline Employee.

“Ashland Global Equity Awards” means Ashland Global Performance Units, Ashland Global Restricted Share Units, Ashland Global Restricted Shares and Ashland Global Stock Appreciation Rights.

“Ashland Global Excess Benefit and Supplemental Pension Plan” means each Ashland Global Benefit Plan that provides nonqualified excess or supplemental pension benefits, other than those set forth on Schedule 1.01.

“Ashland Global General Employee Liabilities” means all actual or potential employee-related Liabilities (i) that are incurred on or after August 1, 2016 in respect of or relating to any Ashland Global Employee or (ii) that are incurred prior to August 1, 2016 and are not covered by clause (ii) of the definition of Valvoline General Employee Liabilities.

“Ashland Global Group” shall have the meaning set forth in the Separation Agreement.

“Ashland Global Liabilities” shall have the meaning set forth in the Separation Agreement.

“Ashland Global Performance Unit” means each award of performance units payable in whole or in part in shares of Ashland Global Common Stock, or the value of which is determined with reference to the value of shares of Ashland Global Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise.

“Ashland Global Restricted Share Unit” means each award of restricted share units or restricted share equivalents payable in whole or in part in shares of Ashland Global Common Stock, or the value of which is determined with reference to the value of shares of Ashland Global Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise. For the avoidance of doubt, deferred compensation balances denominated or hypothetically invested in shares of Ashland Global Common Stock shall be treated in accordance with Article X and shall not be considered “Ashland Global Restricted Share Units” for purposes of this Agreement.

“Ashland Global Restricted Share” means each award of restricted shares of Ashland Global Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise.

“Ashland Global Stock Appreciation Right” means each award of stock appreciation rights payable in whole or in part in shares of Ashland Global Common Stock, or the value of which is determined with reference to the value of shares of Ashland Global Common Stock, whether granted pursuant to an equity-based incentive compensation plan or otherwise.

“Ashland Hercules Pension Plan” means the Ashland Hercules Pension Plan. For the avoidance of doubt, each reference to the Ashland Hercules Pension Plan in this Agreement shall refer to such plan prior to or after it has been assumed by a member of the Valvoline Group in accordance with Section 6.01(a), as the context requires.

“Ashland Hercules Pension Plan Trust” means the trust (or the relevant portion of a master trust) or other funding vehicle that has been established to fund the Ashland Hercules Pension Plan. For the avoidance of doubt, each reference to the Ashland Hercules Pension Plan Trust in this Agreement shall refer to such trust or other funding vehicle prior to or after it has been assumed by a member of the Valvoline Group in accordance with Section 6.01(a), as the context requires.

“Benefit Plan” means any plan, program, policy, agreement, arrangement or understanding that is an employment, consulting, deferred compensation, executive compensation, incentive bonus or other bonus, employee pension, profit sharing, savings, retirement, supplemental retirement, stock option, stock purchase, stock appreciation right, restricted stock, restricted stock unit, performance unit, deferred stock unit or other equity-based compensation, severance pay, retention, change in control, salary continuation, life insurance, death benefit, health, hospitalization, workers’ compensation, welfare benefits, perquisites, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA.

“Benefit Plan Transfer Date” means, with respect to an applicable Valvoline Benefit Plan, the date set forth opposite such Valvoline Benefit Plan in Schedule 4.01, or such other date prior to the Distribution Date as determined by Ashland Global in its sole discretion.

“CHPP” means the Pension Plan for Hourly Employees of Ashland Chemical.

“CHPP Transfer Interest Amount” means an interest increment on the absolute value of the Section 414(l) Increment for the period from the Pension Spin-Off Date until the CHPP True-Up Transfer Date at a rate equal to the select interest rate that the Pension Benefit Guaranty Corporation publishes as of the Pension Spin-Off Date for the purpose of determining the present value of annuities in involuntary and distress terminations of single-employer plans, as described in 29 CFR 4044.

“CHPP Trust” means the trust or other funding vehicle that has been established to fund the CHPP.

“COBRA” means the U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and any similar applicable Laws.

“Code” shall have the meaning set forth in the Separation Agreement.

“Distribution” shall have the meaning set forth in the Separation Agreement.

“Distribution Date” shall have the meaning set forth in the Separation Agreement.

“Employment Taxes” means all fees, taxes, social insurance payments or similar contributions to a fund of a Governmental Authority with respect to wages or other compensation.

“Equity Award Exchange Ratio” means the ratio that will be determined by the board of directors of Ashland Global (or the appropriate committee thereof), in its sole discretion, in a manner designed to preserve the aggregate value of the applicable outstanding equity awards.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Final CHPP Transfer Amount” means the sum of:

(A) the Section 414(l) Increment,

(B) plus the CHPP Transfer Interest Amount, if the Section 414(l) Increment is a positive number, or less the CHPP Transfer Interest Amount, if the Section 414(l) Increment is a negative number,

(C) less the amount of any benefit payments that are made from the Ashland Hercules Pension Plan to Hopewell Pension Plan Participants in respect of the Transferred to CHPP Accrued Benefits between the Pension Spin-Off Date and the CHPP True-Up Transfer Date, if any.

“Former Ashland Global Employee” means each former employee whose employment terminated prior to August 1, 2016 and who is not a Former Valvoline Employee.

“Former Valvoline Employee” means each former employee whose employment terminated prior to August 1, 2016 and who, as of immediately prior to such individual’s termination of employment, was employed by a member of the Valvoline Group, was primarily engaged in the conduct of any terminated, divested or discontinued business or operations of the Valvoline Business or was a U.S. employee primarily engaged in the conduct of any other terminated, divested or discontinued business or operations of the Ashland Global Group (other than the Valvoline Business or any terminated, divested or discontinued businesses or operations of the Valvoline Business).

“Governmental Authority” shall have the meaning set forth in the Separation Agreement.

“Hercules Rabbi Trusts” means the Hercules Incorporated Amended and Restated Compensation Benefits Grantor Trust Agreement for Management Employees and the Hercules Incorporated Amended and Restated Compensation Benefits Grantor Trust Agreement for Nonemployee Directors.

“Hopewell Pension Plan Participant” means each individual who participates in or has an accrued benefit under the Ashland Hercules Pension Plan who is an active employee covered by the Hopewell collective bargaining agreement as of the Pension Spin-Off Date.

“Individual Agreement” means an individual employment contract or other similar agreement that specifically pertains to any Valvoline Employee, Former Valvoline Employee, Ashland Global Employee or Former Ashland Global Employee.

“Information” shall have the meaning set forth in the Separation Agreement.

“Initial Public Offering” shall have the meaning set forth in the Separation Agreement.

“Joint Development Agreement” means the Workday Joint Implementation Agreement dated as of the date of this Agreement between Ashland Global and Valvoline and the Supplemental IT Transition Services Agreement dated as of the date of this Agreement between Ashland Global and Valvoline.

“Law” shall have the meaning set forth in the Separation Agreement.

“LESOP” means the Ashland Inc. Leveraged Employee Stock Ownership Plan.

“LESOP Trust” means the trust or other funding vehicle that has been established to fund the LESOP.

“Liabilities” shall have the meaning set forth in the Separation Agreement. For the avoidance of doubt, for purposes of this Agreement, “Liabilities” shall include the employer-paid portion of any Employment Taxes.

“Party” means either party hereto, and “Parties” means both parties hereto.

“Person” shall have the meaning set forth in the Separation Agreement.

“Proportionate Share Factor” shall have the meaning set forth in the TMA.

“RTSA” shall have the meaning set forth in the Separation Agreement.

“Section 414(l) Amount” means the amount required to be transferred from the Ashland Hercules Pension Plan Trust to the CHPP Trust in respect of the Transferred to CHPP Accrued Benefits pursuant to Section 414(l) of the Code and Treasury Regulation Section 1.414(l)-1(n)(2) or, if the requirements thereof cannot be satisfied, in accordance with the applicable requirements of ERISA and the Code as determined by Ashland Global in its sole discretion, in each case using actuarial assumptions and methodology deemed reasonable by the administrator of the Ashland Hercules Pension Plan in its sole discretion (for the avoidance of doubt, such actuarial assumptions and methodology may, but need not, include the safe harbor assumptions specified in Section 414(l) of the Code), subject to any requirements under the Code and ERISA.

“Section 414(l) Increment” means (i) the Section 414(l) Amount, as recalculated by the Actuary following the Pension Spin-Off Date, less (ii) the Initial CHPP Transfer Amount.

“Service Provider” means any individual who provided or is providing services for a member of the Valvoline Group or a member of the Ashland Global Group, whether as a consultant, an independent contractor or other similar role (other than as an employee), including, for the avoidance of doubt, any non-employee member of the board of directors of Ashland Global or the board of directors of Valvoline.

“Specified Performance Factor” means:

(i) in the case of Ashland Global Performance Units granted with respect to the three-year vesting period ending September 30, 2017, the actual level of achievement of all relevant performance goals as of immediately prior to the Distribution, as determined by the board of directors of Ashland Global (or the appropriate committee thereof) in its sole discretion prior to the Distribution; and

(ii) in the case of Ashland Global Performance Units granted with respect to the three-year vesting period ending September 30, 2018 and any Ashland Global Performance Units granted following the date hereof, the actual level of achievement of all relevant performance goals as of the conclusion of the applicable performance period, as determined by the board of directors of Ashland Global (or the appropriate committee thereof) in its sole discretion as soon as practicable following the conclusion of the applicable performance period, in accordance with the terms of the applicable award agreement.

“Subsidiary” shall have the meaning set forth in the Separation Agreement.

“taxes” shall have the meaning set forth in the TMA.

“Taxing Authority” shall have the meaning set forth in the TMA.

“TMA” shall have the meaning set forth in the Separation Agreement.

“Transition Services Employee” means each individual who spends or spent 50% or more of his or her work time engaged in providing services pursuant to one or more of the TSA, the RTSA or a Joint Development Agreement, collectively, in each case as determined by Ashland Global in its sole discretion.

“TSA” shall have the meaning set forth in the Separation Agreement.

“Valvoline Benefit Plan” means any Benefit Plan sponsored or maintained by any member of the Valvoline Group or to which any member of the Valvoline Group is a party.

“Valvoline Business” shall have the meaning set forth in the Separation Agreement.

“Valvoline Common Stock” shall have the meaning set forth in the Separation Agreement.

“Valvoline Employee” means (i) each individual who was employed by a member of the Valvoline Group as of immediately following August 1, 2016, including any such individual who was not actively at work at such time due to a leave of absence (including vacation, holiday, illness, injury or short-term disability, but excluding leave under the Ashland Global Group’s long-term disability plan) from which such employee was permitted to return to active employment in accordance with the Valvoline Group’s personnel policies, (ii) each individual who, as of immediately following August 1, 2016, is on leave under part I or part II of the Ashland Global Group’s long-term disability plan, other than any individual described in clause (ii) of the definition of Ashland Global Employee, and (iii) each individual who commenced or commences employment with a member of the Valvoline Group any time following August 1, 2016, in each case excluding any Former Valvoline Employee, Ashland Global Employee or Former Ashland Global Employee.

“Valvoline General Employee Liabilities” means all actual or potential employee-related Liabilities (i) that are incurred on or after August 1, 2016 in respect of or relating to any Valvoline Employee or (ii) that are incurred prior to August 1, 2016 and are Valvoline Legacy Claims.

“Valvoline Group” shall have the meaning set forth in the Separation Agreement.

“Valvoline Legacy Claims” shall have the meaning set forth in the Separation Agreement.

“Valvoline Liabilities” shall have the meaning set forth in the Separation Agreement.

“Welfare Plan” means any Benefit Plan that provides life insurance, health care, dental care, accidental death and dismemberment insurance, disability benefits or other group welfare or fringe benefits.

SECTION 1.02. Glossary of Defined Terms. The following terms shall have the meanings set forth in the Sections set forth below:

Definition	Section
Actuary	6.01(c)(i)
Ashland Global	Preamble
Ashland Global 401(k) Plan	7.01
Ashland Global Deferred Compensation Plans	10.01
Ashland Global Excess Benefit and Supplemental Pension Plans	6.02(a)
Ashland Global Pension Plans	6.01(a)
Ashland Global Welfare Plan	5.01(b)
Ashland Global Workers’ Compensation Plan	5.02
CHPP True-Up Transfer Date	6.01(c)(ii)
Continuing Valvoline Employee	8.02
Excess Benefit Plan Assumption Date	6.02(a)
Initial CHPP Transfer Amount	6.01(c)(i)
New Valvoline Plans	4.01(a)
Pension Spin-Off Date	6.01(b)
Separation Agreement	Recitals
Transferred Employee	2.01
Transferred to CHPP Accrued Benefits	6.01(b)
Transitioning Director	10.02
Valvoline	Preamble
Valvoline 401(k) Plans	7.01(a)
Valvoline Deferred Compensation Plans	10.01
Valvoline Equity Plan	8.01
Valvoline Excess Benefit and Supplemental Pension Plans	6.02(a)
Valvoline Pension Plans	6.01(a)
Valvoline Welfare Plans	Schedule 4.01
Valvoline Workers’ Compensation Plan	5.02
Workers’ Compensation Event	5.02

ARTICLE II

General

SECTION 2.01. Transferred Employees. Following the date hereof the Parties may jointly agree to, or to cause their Subsidiaries to, transfer the employment of one or more individuals from a member of the Ashland Global Group to a member of the Valvoline Group, or from a member of the Valvoline Group to a member of the Ashland Global Group, as applicable, in each case in connection with the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements (each such individual, a “Transferred Employee”). Except as otherwise expressly provided in this Agreement, effective as of the date the employment of a Transferred Employee is transferred in accordance with the immediately preceding sentence, or such other date as may otherwise be agreed in writing by the Parties, the members of the Valvoline Group or the members of the Ashland Global Group, as applicable, shall assume all Liabilities outstanding as of the date of such transfer of the type or nature that would have been assumed by such members of the Valvoline Group or members of the Ashland Global Group, as applicable, had such Transferred Employee transferred to and been employed by a member of the Valvoline Group or a member of the Ashland Global Group, as applicable, as of August 1, 2016, except that Liabilities under any Benefit Plan shall be determined as of the date such Transferred Employee transferred employment. Without limiting the foregoing, the Parties shall cooperate to determine whether each Transition Services Employee shall be employed by a member of the Valvoline Group or a member of the Ashland Global Group or terminated following the expiration of the TSA, RTSA or applicable Joint Development Agreement, the early termination of the subpart of the TSA, RTSA or Joint Development Agreement pursuant to which such Transition Services Employee provides or provided services, or such other time as the Parties may mutually agree in writing. For the avoidance of doubt, the foregoing provisions shall not apply to an individual employed by or previously employed by a member of the Valvoline Group who commences employment with a member of the Ashland Global Group, or an individual employed by or previously employed by a member of Ashland Global Group who commences employment with a member of the Valvoline Group, in each case in the ordinary course of business following the date hereof and not in connection with the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements.

SECTION 2.02. Employee Liabilities Generally. Except as otherwise expressly provided in this Agreement, (a) effective as of August 1, 2016, a member of the Valvoline Group has assumed or retained Liability for paying, performing, fulfilling and discharging in accordance with their respective terms all Valvoline General Employee Liabilities and shall be obligated to reimburse the members of the Ashland Global Group in accordance with Section 16.01 with respect thereto, and (b) a member of the Ashland Global Group hereby assumes or retains Liability for paying, performing, fulfilling and discharging in accordance with their respective terms all Ashland Global General Employee Liabilities.

SECTION 2.03. Employee Benefits Generally. Except as otherwise expressly provided in this Agreement or as otherwise required by applicable Law and subject to the reimbursement obligations of the members of the Valvoline Group pursuant to Section 16.01, each Valvoline Employee or Former Valvoline Employee who is eligible to participate in any Ashland Global Benefit Plan shall participate in such Ashland Global Benefit Plan following the date hereof and through the applicable Benefit Plan Transfer Date on the terms and conditions applicable thereto in effect from time to time.

SECTION 2.04. Non-Termination of Employment or Benefits. (a) Except as otherwise required by applicable Law or the express terms of any Individual Agreement, neither this Agreement, the Separation Agreement nor any Ancillary Agreement shall be construed to create any right, or to accelerate any entitlement, to any compensation or benefit on the part of any Valvoline Employee, Former Valvoline Employee, Ashland Global Employee or Former Ashland Global Employee. Without limiting the generality of the foregoing, except as otherwise required by applicable Law or the express terms of any Individual Agreement, neither the Initial Public Offering, the Distribution nor the transfers of employment contemplated by Section 2.01 shall cause any individual to be deemed to have incurred a termination of employment or to have created any entitlement to any severance payments or benefits or the commencement of any other benefits under any Ashland Global Benefit Plan, any Valvoline Benefit Plan or any Individual Agreement; provided, however, that:

(i) in the event the Parties do not mutually agree in writing pursuant to Section 2.01 that a Transition Services Employee shall be employed by a member of either of the Valvoline Group or the Ashland Global Group following the expiration of the TSA, RTSA or applicable Joint Development Agreement, or the early termination of the subpart of the TSA, RTSA or Joint Development Agreement pursuant to which such Transition Services Employee provides or provided services, or such other time as the Parties may mutually agree in writing, as applicable, and the employment of such Transition Services Employee is terminated as a result, any severance or other Liabilities associated with such termination of employment shall be divided equally between the Parties; and

(ii) in the event such transactions or such transfers (other than those described in the immediately preceding clause (i)) result in severance or other separation payments or benefits to any individual, such Liabilities shall be allocated among the Parties in accordance with their Proportionate Share Factors.

SECTION 2.05. No Right to Continued Employment. Nothing contained in this Agreement shall confer any right to continued employment on any Valvoline Employee or Ashland Global Employee. Except as otherwise expressly provided in this Agreement, this Agreement shall not limit the ability of any member of the Valvoline Group or any member of the Ashland Global Group to change the position, compensation or benefits of any of its employees for performance-related, business or any other reasons or require any such entity to continue the employment of any such employee for any period of time; provided, however, that in the event of any such termination of employment or modification of the terms and conditions of employment

(other than those described in clause (i) of Section 2.04(a)), any associated Liabilities shall be Valvoline Liabilities if undertaken by a member of the Valvoline Group with respect to Valvoline Employees and shall be Ashland Global Liabilities if undertaken by a member of the Ashland Global Group with respect to Ashland Global Employees.

SECTION 2.06. Service Providers. Except as provided in Article X with respect to deferred compensation benefits provided to non-employee members of the board of directors of Ashland Global or the board of directors of Valvoline or as otherwise expressly provided in this Agreement, the provisions of this Agreement shall not apply to any Service Providers, and all actual or potential Liabilities relating to services provided by Service Providers to any member of the Ashland Global Group or any member of the Valvoline Group, including (a) Liabilities relating to the misclassification of any individual as a Service Provider and not as an employee, (b) Liabilities for taxes (including Employment Taxes), (c) accounts payable owed to any Service Provider and (d) any claims made by any Service Provider with respect to benefits under any Benefit Plan, shall be allocated among the members of the Valvoline Group and the members of the Ashland Global Group in accordance with the cost center (other than a shared cost center) to which such Service Provider’s services are or were charged and/or the method of allocating the costs and expenses of such services (other than any such costs and expenses that are or were charged to a shared cost center) as in effect as of the date hereof (or as of the date of the termination of such Service Provider’s services, if earlier).

ARTICLE III

Collective Bargaining Agreements

SECTION 3.01. Continuity and Performance of Agreements. From and after the date hereof, any unions, works councils or similar organizations representing the Valvoline Employees shall continue to represent those employees for purposes of collective bargaining with any member of the Valvoline Group, and the members of the Valvoline Group shall comply with the terms of, and assume all Liabilities of the Ashland Global Group with respect to, each works council, collective bargaining or other labor union agreement that covers one or more Valvoline Employees, including those set forth on Schedule 3.01, in each case as in effect as of the date hereof, and shall comply with all applicable Laws with respect thereto, until such time as the Valvoline Group negotiates a new works council, collective bargaining or other labor union agreement.

ARTICLE IV

Valvoline Plans Generally

SECTION 4.01. Valvoline Benefit Plans. (a) Establishment of Certain Valvoline Benefit Plans. Effective as of no later than the applicable Benefit Plan Transfer Date, a member of the Valvoline Group shall establish or shall cause to be established the Benefit Plans set forth in Schedule 4.01 (the “New Valvoline Plans”). A member of the Valvoline Group shall be the sole plan sponsor of, and from and after the date of adoption thereof, shall have the sole responsibility and liability for, each New Valvoline Plan. The members of the Valvoline Group shall cease to be participating members in each corresponding Ashland Global Benefit Plan as of the applicable Benefit Plan Transfer Date.

(b) Service and Other Factors Determining Benefits. Each New Valvoline Plan shall provide that all service, all compensation and all other factors affecting benefit determinations that were recognized under the corresponding Ashland Global Benefit Plan for Valvoline Employees and Former Valvoline Employees who participate in such New Valvoline Plan shall be fully recognized and credited and shall be taken into account under such New Valvoline Plan to the same extent as though arising thereunder; provided that, in the case of any such individuals who become employed by a member of the Valvoline Group following a break in employment, such recognition and credit shall be subject to any applicable policies of the members of Valvoline Group regarding non-continuous employment, to the extent permitted by applicable Law. Notwithstanding the foregoing, in no event shall such crediting of service or any other action taken pursuant to this Section 4.01 result in the duplication of benefits for any Valvoline Employee or Former Valvoline Employee. All beneficiary designations made by Valvoline Employees and Former Valvoline Employees under the corresponding Ashland Global Benefit Plan shall be transferred to and shall be in full force and effect under the applicable New Valvoline Plan until such beneficiary designations are replaced or revoked by the applicable Valvoline Employee or Former Valvoline Employee.

SECTION 4.02. Standalone Valvoline Benefit Plans. To the extent that any member of the Valvoline Group maintains any Benefit Plans as of the date hereof that are separate and distinct from the Ashland Global Benefit Plans, such member of the Valvoline Group shall continue to maintain, operate and contribute to such separate Benefit Plans immediately following the date hereof in accordance with their terms, and all Liabilities relating to, arising out of or resulting from such separate Benefit Plans shall be Valvoline Liabilities.

SECTION 4.03. Power to Amend. Subject to the Parties’ compliance with the remaining terms of this Agreement, nothing in this Agreement shall prevent any member of the Valvoline Group or any member of the Ashland Global Group from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Valvoline Benefit Plan or Ashland Benefit Plan, any benefit under any Valvoline Benefit Plan or Ashland Benefit Plan or any trust, insurance policy or funding vehicle related to any Valvoline Benefit Plan or Ashland Benefit Plan, as applicable.

ARTICLE V

Welfare Plans

SECTION 5.01. Welfare Plans. (a) Comparable Benefits. Effective as of no later than each applicable Benefit Plan Transfer Date, a member of the Valvoline Group shall establish or cause to be established the Valvoline Welfare Plans for the benefit of the Valvoline Employees and Former Valvoline Employees, as applicable.

Subject to the Valvoline Group’s compliance with the remaining terms of this Agreement, the members of the Valvoline Group shall retain the right to modify, alter, amend or terminate the terms of any Valvoline Welfare Plan to the same extent that a member of the Ashland Global Group had such rights under the corresponding Ashland Global Welfare Plan.

(b) Participation in Valvoline Welfare Plans. Effective as of each applicable Benefit Plan Transfer Date, each Valvoline Employee shall become covered under the applicable Valvoline Welfare Plan and shall cease to be covered under the Welfare Plan maintained by a member of the Ashland Global Group to which such Valvoline Welfare Plan most closely corresponds (such applicable plan, the applicable “Ashland Global Welfare Plan”). Valvoline shall cause the Valvoline Welfare Plans to (i) waive all limitations as to preexisting conditions, exclusions, service conditions and waiting period limitations and any evidence of insurability requirements applicable to any Valvoline Employees, other than such limitations, exclusions, conditions and requirements that were in effect with respect to such Valvoline Employees as of the applicable Benefit Plan Transfer Date, in each case under the corresponding Ashland Global Welfare Plan and subject to any applicable policies of the Valvoline Group regarding credit to employees who service or employment has not been continuous, and (ii) honor any deductibles, out-of-pocket maximums and co-payments incurred by the Valvoline Employees under the corresponding Ashland Global Welfare Plan in satisfying the applicable deductibles, out-of-pocket maximums or co-payments under such Valvoline Welfare Plans for the plan year in which the applicable Benefit Plan Transfer Date occurs.

(c) Claims Arising Prior to and Following Benefit Plan Transfer Date. Subject to the reimbursement obligations of the members of the Valvoline Group pursuant to Section 16.01, (i) the members of the Ashland Global Group shall retain responsibility in accordance with the Ashland Global Welfare Plans for all reimbursement claims (such as health and dental care claims) for expenses incurred by, for all non-reimbursement claims (such as life insurance claims) incurred by and for providing continued health care coverage under COBRA with respect to Valvoline Employees and Former Valvoline Employees (and their dependents and beneficiaries) under such plans prior to each applicable Benefit Plan Transfer Date and (ii) the members of the Valvoline Group shall retain responsibility in accordance with the Valvoline Welfare Plans for all reimbursement claims (such as health and dental care claims) for expenses incurred by, for all non-reimbursement claims (such as life insurance claims) incurred by and for providing continued health care coverage under COBRA with respect to Valvoline Employees and Former Valvoline Employees (and their dependents and beneficiaries) under such plans on or following each applicable Benefit Plan Transfer Date. For purposes of this Section 5.01(c), a benefit claim shall be deemed to be incurred as follows: (1) health, dental, vision and prescription drug benefits (including in respect of hospital confinement), upon provision of such services, materials or supplies and (2) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, cessation of employment or other event giving rise to such benefits.

(d) No Transfer of Assets Pertaining to Welfare Plans. Except as otherwise described in Section 16.01, nothing in this Agreement shall require any member of the Ashland Global Group or any Ashland Global Welfare Plan to transfer assets or reserves with respect to the Ashland Global Welfare Plans to any member of the Valvoline Group or any Valvoline Welfare Plan.

SECTION 5.02. Workers’ Compensation Claims. Effective as of August 1, 2016, a member of the Valvoline Group has assumed liability for the Valvoline Legacy Claims (to the extent related to work-related injury or illness (including workers’ compensation claims, disability or other insurance providing medical care and/or compensation to injured workers)) and shall be obligated to reimburse the members of the Ashland Global Group in accordance with Section 16.01 with respect thereto. Subject to the reimbursement obligations of the members of the Valvoline Group pursuant to Section 16.01, in the case of any workers’ compensation claim of any Valvoline Employee or Former Valvoline Employee who participates in a workers’ compensation plan of a member of the Ashland Global Group (an “Ashland Global Workers’ Compensation Plan”), such claim shall be covered (a) under such Ashland Global Workers’ Compensation Plan if the event, injury, illness or condition giving rise to such workers’ compensation claim (the applicable “Workers’ Compensation Event”) occurred prior to the applicable Benefit Plan Transfer Date and (b) under a workers’ compensation plan of a member of the Valvoline Group (a “Valvoline Workers’ Compensation Plan”) if the applicable Workers’ Compensation Event occurred on or following the applicable Benefit Plan Transfer Date. Subject to the reimbursement obligations of the members of the Valvoline Group pursuant to Section 16.01, if the applicable Workers’ Compensation Event occurs over a period both preceding and following the applicable Benefit Plan Transfer Date, the claim shall be covered jointly under the Ashland Global Workers’ Compensation Plan and the Valvoline Workers’ Compensation Plan and shall be equitably apportioned between them based upon the relative periods of time that the Workers’ Compensation Event transpired preceding and following the applicable Benefit Plan Transfer Date.

ARTICLE VI

Pension Plans

SECTION 6.01. U.S. Qualified Pension Plans. (a) (i) Assumption of Ashland Global Pension Plans. Effective as of August 1, 2016, a member of the Valvoline Group has assumed liability for the Ashland Hercules Pension Plan, and thereafter shall be obligated to reimburse the members of the Ashland Global Group in accordance with Section 16.01 with respect to any contributions with respect to such plan and any plan-related expenses that are not payable by the Ashland Hercules Pension Plan Trust, in each case that become payable on or after August 1, 2016. Effective as of a date prior to the date hereof, a member of the Valvoline Group assumed and became the sponsor of each of the Ashland Hercules Pension Plan and the Ashland Hercules Pension Plan Trust, and thereafter any required contributions with respect to the Ashland Hercules Pension Plan and any plan-related expenses that are not payable by the Ashland Hercules Pension Plan Trust shall be made by the Valvoline Group. The Parties hereby agree that any required contributions with respect to the Ashland Hercules Pension Plan and any plan-related expenses that are not payable by the Ashland Hercules Pension Plan Trust, in each case that became payable prior to August 1, 2016 and had not been satisfied as of August 1, 2016, shall be Ashland Global Liabilities.

(ii) Effective as of immediately following the assumption of the sponsorship of the Ashland Hercules Pension Plan as described in the immediately preceding paragraph, (1) Valvoline has and shall cause the Ashland Hercules Pension Plan and the Ashland Hercules Pension Plan Trust to make any benefit payments required thereunder in respect of the benefits accrued or deemed accrued under the Ashland Hercules Pension Plan as of the date of such assumption and thereafter and (2) the members of the Ashland Global Group shall have no further obligations to provide the participants in the Ashland Hercules Pension Plan with benefits accrued or deemed accrued thereunder prior to, on or after the date of such assumption. Notwithstanding anything in this Agreement to the contrary, in the event that any Action results in a Liability relating to the operation of the Ashland Hercules Pension Plan prior to the assumption of the sponsorship of such plan as described in the immediately preceding paragraph, such Liability shall be allocated among the Parties in accordance with their Proportionate Share Factors; provided that, in the event such Action results in a requirement to provide pension benefits to a plan participant (or his or her dependents or beneficiaries), such benefits shall be paid from the Ashland Hercules Pension Plan Trust, rather than allocated among the Parties as described in this sentence.

(b) Spin-Off of Certain Pension Liabilities. As of a date prior to the date here of (such date, the “Pension Spin-Off Date”), (i) each Hopewell Pension Plan Participant ceased to participate in or accrue additional benefits under the Ashland Hercules Pension Plan and became a participant in the CHPP, (ii) the CHPP assumed and became responsible for the benefits accrued or deemed accrued under the Ashland Hercules Pension Plan as of the Pension Spin-Off Date in respect of the Hopewell Pension Plan Participants (such benefits, the “Transferred to CHPP Accrued Benefits”), (iii) Ashland Global has and shall cause the CHPP to make any required benefit payments in respect of the Transferred to CHPP Accrued Benefits and (iv) none of the members of the Valvoline Group, the Ashland Hercules Pension Plan nor the Ashland Hercules Pension Plan Trust shall have any obligation to provide the Hopewell Pension Plan Participants with benefits accrued or deemed accrued under the Ashland Hercules Pension Plan prior to, on or after the Pension Spin-Off Date.

(c) Asset Transfers. (i) Effective on or around the Pension Spin-Off Date, assets, in such form as the administrator of the Ashland Hercules Pension Plan determined in its sole discretion, in an amount (the “Initial CHPP Transfer Amount”) equal to the product of (1) a reasonable estimate of the Section 414(l) Amount and (2) 0.80, as determined by an enrolled actuary selected by Ashland Global in its sole discretion (the “Actuary”), were transferred from the Ashland Hercules Pension Plan Trust to the CHPP Trust.

(ii) As soon as practicable following the Pension Spin-Off Date, the Parties shall cause an additional transfer of assets in such form as the administrator of the Ashland Hercules Pension Plan shall determine in its sole discretion, (1) from the Ashland Hercules Pension Plan Trust to the CHPP Trust in an amount equal to the Final CHPP Transfer Amount, if the Final CHPP Transfer Amount is a positive number, or (2) from the CHPP Trust to the Ashland Hercules Pension Plan Trust in an amount equal to the Final CHPP Transfer Amount, if the Final CHPP Transfer Amount is a negative number (the date of such transfer, the “CHPP True-Up Transfer Date”).

(d) Filings. The Parties shall cooperate in making all appropriate filings required under the Code and ERISA in connection with the transfers described in this Section 6.01.

SECTION 6.02. Excess Benefit and Supplemental Pension Plans; Establishment of Valvoline Plans. (a) Effective as of August 1, 2016, a member of the Valvoline Group has assumed liability for each Ashland Global Excess Benefit and Supplemental Pension Plan, including those set forth on Schedule 6.02, and shall be obligated to reimburse the members of the Ashland Global Group in accordance with Section 16.01 with respect to any required payments under the Ashland Global Excess Benefit and Supplemental Pension Plans made after August 1, 2016 (whether relating to Valvoline Employees, Former Valvoline Employees, Ashland Global Employees or Former Ashland Global Employees and regardless of when accrued, earned or vested), including with respect to any Liabilities that became payable prior to, and have not been satisfied as of, August 1, 2016. Effective as of a date prior to the date hereof (the “Excess Benefit Plan Assumption Date”), a member of the Valvoline Group assumed and became the sponsor of the Ashland Global Excess Benefit and Supplemental Pension Plans (such plans, collectively, following such assumption, the “Valvoline Excess Benefit and Supplemental Pension Plans”). The Parties may mutually agree in writing that, for a period following the Excess Benefit Plan Assumption Date to be agreed by the Parties, a member of Ashland Global Group shall continue to process the payments (but not otherwise assume any Liability for such payments) under the Valvoline Excess Benefit and Supplemental Pension Plan on behalf of the applicable member of the Valvoline Group. From and after the Excess Benefit Plan Assumption Date, the members of the Valvoline Group shall be liable for all benefits accrued or deemed accrued under the Valvoline Excess Benefit and Supplemental Pension Plans as of the Excess Benefit Plan Assumption Date (whether relating to Valvoline Employees, Former Valvoline Employees, Ashland Global Employees or Former Ashland Global Employees and regardless of when accrued, earned or vested) and thereafter, and for all other Liabilities relating to the Valvoline Excess Benefit and Supplemental Pension Plans, including any obligations relating to the reporting of taxes and remitting the amounts of any such taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority in connection with any payments to participants in such plan. All distributions from the Valvoline Excess Benefit and Supplemental Pension Plans, to the extent applicable, shall be administered in a manner consistent with the provisions of Section 409A of the Code and the regulations promulgated thereunder. Except as required to comply with Section 409A of the Code, the members of the

Valvoline Group shall not have any obligation to allow participants in the Valvoline Excess Benefit and Supplemental Pension Plans to accrue additional benefits under such plans from and after the Excess Benefit Plan Assumption Date.

(b) No Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement shall trigger a payment or distribution of compensation under the Ashland Global Excess Benefit and Supplemental Pension Plans (or the Valvoline Excess Benefit and Supplemental Plans) for any participant therein and, consequently, the payment or distribution of any compensation to which any such participant is entitled under such plan shall occur upon such participant’s separation from service from Valvoline or its Subsidiaries or Ashland Global or its Subsidiaries, as applicable, or at such other time as provided pursuant to the terms of the Valvoline Excess Benefit and Supplemental Pension Plans.

(c) Limitation of Liability. In no event shall any member of the Ashland Global Group have any responsibility for any failure of the Ashland Global Excess Benefit and Supplemental Pension Plans (or the Valvoline Excess Benefit and Supplemental Pension Plans) to be administered in accordance with their terms and applicable Law, including any failure to properly administer the accounts of the participants therein and their respective beneficiaries.

(d) No Transfer of Assets Pertaining to Excess Benefit Plan. Except as otherwise described in Section 16.01, nothing in this Agreement shall require any member of the Ashland Global Group to transfer assets or reserves with respect to the Ashland Global Excess Benefit and Supplemental Pension Plans to any member of the Valvoline Group; provided that the Parties hereby acknowledge that prior to the date hereof a member of the Valvoline Group assumed and became the sponsor of the Hercules Rabbi Trusts.

SECTION 6.03. Non-U.S. Pension Plans. The Parties agree to comply with the provisions of Schedule 6.03.

SECTION 6.04. LESOP. Effective as of a date prior to the date hereof, a member of the Valvoline Group assumed and became the sponsor of the LESOP and the LESOP Trust and thereafter any required contributions with respect to the LESOP (whether relating to Valvoline Employees, Former Valvoline Employees, Ashland Global Employees or Former Ashland Global Employees) and any plan-related expenses that are not payable by the LESOP Trust shall be made by a member of the Valvoline Group. At a time and in a manner to be determined by Ashland Global in its sole discretion, the LESOP shall be merged with and into a Valvoline 401(k) Plan. The treatment of the LESOP offset accounts in connection with such merger and the treatment of any Ashland Global Common Stock in the LESOP prior to the Distribution shall be determined by Ashland Global in its sole discretion.

ARTICLE VII

401(k) Plans

SECTION 7.01. Establishment of Valvoline 401(k) Plan. Effective as of no later than the applicable Benefit Plan Transfer Date, Valvoline shall establish or cause to be established one or more defined contribution plans and trusts for the benefit of the Valvoline Employees (collectively, the “Valvoline 401(k) Plans”). Each Valvoline 401(k) Plan shall have terms substantially similar in all material respects to the Ashland Global 401(k) plan to which it most closely corresponds (the applicable “Ashland Global 401(k) Plan”), except as otherwise determined by Ashland Global in its sole discretion. The members of the Valvoline Group shall be responsible for taking or causing to be taken all necessary, reasonable and appropriate actions to establish, maintain and administer the Valvoline 401(k) Plans so that they qualify under Section 401(a) of the Code and the related trusts thereunder are exempted from Federal income taxation under Section 501(a)(1) of the Code. For the avoidance of doubt, nothing in this Agreement shall be construed to require Valvoline to maintain any investment option which the fiduciaries of the Valvoline 401(k) Plan deem to be imprudent or inappropriate for the Valvoline 401(k) Plan or which cannot be maintained without commercially unreasonable cost or administrative burden for the Valvoline 401(k) Plan and its administrator.

SECTION 7.02. Transfer and Assumption of Liabilities. Subject to the transfer of assets described in Section 7.03 effective as of the applicable Benefit Plan Transfer Date, Valvoline and the Valvoline 401(k) Plans shall assume and be solely responsible for all Liabilities under the corresponding Ashland 401(k) Plan for or relating to Valvoline Employees. The members of the Valvoline Group shall be responsible for all ongoing rights of or relating to Valvoline Employees for future participation (including the right to make contributions through payroll deductions) in the Valvoline 401(k) Plans. The Ashland Global 401(k) Plans shall retain and be solely responsible for all Liabilities under the Ashland Global 401(k) Plans relating to Ashland Employees, Former Ashland Employees and Former Valvoline Employees.

SECTION 7.03. Trust to Trust Transfer of Assets. Effective as of each applicable Benefit Plan Transfer Date, Ashland Global shall cause the account balances (including any outstanding loan balances) in the applicable Ashland Global 401(k) Plan attributable to Valvoline Employees to be transferred in cash and in-kind (including participant loans) to the applicable Valvoline 401(k) Plan, and Valvoline shall cause the Valvoline 401(k) Plans to accept such transfer of accounts and underlying assets. Such transfer shall be conducted in accordance with Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA. Without limiting the generality of the foregoing, the fiduciaries of the Valvoline 401(k) Plans and the Ashland Global 401(k) Plans shall cooperate in good faith to effect the transfers contemplated by this Section 7.03 in an efficient and effective manner and in the best interests of participants and beneficiaries, including determining whether and to what extent any investments held under the Ashland Global 401(k) Plans (other than participant loans) shall be liquidated prior to the date of such transfer in order to enable the value of such investments to be transferred to the Valvoline 401(k) Plans in cash or cash equivalents.

SECTION 7.04. Stock Fund Considerations. (a) To the extent that Valvoline Employees hold shares of Ashland Global Common Stock under the Valvoline 401(k) Plans, such shares will be deposited in a stock fund under the applicable Valvoline 401(k) Plan, subject to such limitations (including the ability to dispose of such shares of Ashland Global Common Stock in accordance with the terms of the Valvoline 401(k) Plans), or the removal of such stock fund, in each case, as determined solely by Valvoline or the applicable fiduciary of the Valvoline 401(k) Plan. Following the Distribution, Valvoline Employees shall not be permitted to acquire shares of Ashland Global Common Stock in any stock fund under the Valvoline 401(k) Plans, except for the shares of Ashland Global Common Stock held at the time of the Distribution.

(b) To the extent that Ashland Employees, Former Ashland Employees or Former Valvoline Employees receive shares of Valvoline Common Stock in connection with the Distribution with respect to Ashland Global Common Stock held under the Ashland Global 401(k) Plan, such shares will be deposited in the Ashland Global 401(k) Plan, subject to such limitations (including the ability to dispose of such shares of Valvoline Common Stock in accordance with the terms of the Ashland Global 401(k) Plans), or the removal of such fund, in each case, as determined solely by Ashland Global or the applicable fiduciary of the Ashland Global 401(k) Plan. Following the Distribution, Ashland Employees, Former Ashland Employees and Former Valvoline Employees shall not be permitted to acquire shares of Valvoline Common Stock fund under the Ashland Global 401(k) Plan, except for the shares of Valvoline Common Stock acquired in connection with the Distribution.

(c) Ashland Global and Valvoline shall assume sole responsibility for ensuring that their respective 401(k) plans are maintained in compliance with applicable laws (including the fiduciary requirements under ERISA) with respect to holding shares of their respective common stock and common stock of the other Party.

ARTICLE VIII

Equity-Based Incentive Compensation Awards

SECTION 8.01. Adoption of the Valvoline Equity Incentive Plan. Effective as of no later than the Initial Public Offering, Valvoline shall establish or cause to be established an equity-based incentive compensation plan (the “Valvoline Equity Plan”) for purposes of awarding certain Valvoline non-employee directors, officers and employees equity-based incentive compensation on the terms and conditions set forth therein; provided that Valvoline shall not grant any equity-based incentive compensation awards pursuant to the Valvoline Equity Plan or otherwise prior to the Distribution without Ashland Global’s prior written consent.

SECTION 8.02. Treatment of Outstanding Awards. The Parties shall use commercially reasonable efforts to take all actions necessary or appropriate so that the Ashland Global Restricted Share Units, Ashland Global Restricted Shares and Ashland Global Performance Units held by Valvoline Employees who remain employed by a member of the Valvoline Group as of immediately following the Distribution (each a, “Continuing Valvoline Employee”), and the Ashland Global Stock Appreciation Rights held by Valvoline Employees (whether or not they are Continuing Valvoline Employees), shall be treated as follows, in lieu of the receipt of any shares of Valvoline Common Stock with respect to such Ashland Global Equity Awards in connection with the Distribution; provided that the provisions of this Section 8.02 shall be effected in a manner that complies with applicable law:

(a) Initial Public Offering. No adjustments shall be made to any Ashland Global Equity Awards in connection with the execution of this Agreement or the Initial Public Offering.

(b) Stock Appreciation Rights. Effective as of immediately prior to the Distribution, each award of Ashland Global Stock Appreciation Rights held by a Valvoline Employee (whether or not the Valvoline Employee is a continuing Valvoline Employee) that is outstanding and unexercised as of immediately prior to the Distribution, whether vested or unvested, shall be assumed by Valvoline and converted into an award of stock appreciation rights with respect to a number of shares of Valvoline Common Stock equal to the product of (i) the number of shares of Ashland Global Common Stock subject to such award of Ashland Global Stock Appreciation Rights as of immediately prior to the Distribution multiplied by (ii) the Equity Award Exchange Ratio, rounded down to the nearest whole share, at a base price per share equal to the quotient of (A) the base price per share of such award of Ashland Global Stock Appreciation Rights as of immediately prior to the Distribution divided by (B) the Equity Award Exchange Ratio, rounded up to the nearest whole cent, and otherwise on the same terms and conditions as were applicable to such award of Ashland Global Stock Appreciation Rights as of immediately prior to the Distribution.

(c) Restricted Share Units. Effective as of immediately prior to the Distribution, each award of Ashland Global Restricted Share Units held by a Continuing Valvoline Employee that is outstanding as of immediately prior to the Distribution shall be assumed by Valvoline and converted into an award of restricted share units with respect to a number of shares of Valvoline Common Stock equal to the product of (i) the number of shares of Ashland Global Common Stock subject to such award of Ashland Global Restricted Share Units as of immediately prior to the Distribution multiplied by (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share, and otherwise on the same terms and conditions as were applicable to such award of Ashland Global Restricted Share Units as of immediately prior to the Distribution.

(d) Restricted Shares. Effective as of immediately prior to the Distribution, each award of Ashland Global Restricted Shares held by a Continuing Valvoline Employee that is outstanding as of immediately prior to the Distribution shall be assumed by Valvoline and converted into an award of a number of restricted shares of Valvoline Common Stock equal to the product of (i) the number of shares of Ashland Global Common Stock subject to such award of Ashland Global Restricted Shares as of immediately prior to the Distribution multiplied by (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share, and otherwise on the same terms and conditions as were applicable to such award of Ashland Global Restricted Shares as of immediately prior to the Distribution.

(e) Performance Units. Effective as of immediately prior to the Distribution, each award of Ashland Global Performance Units held by a Continuing Valvoline Employee that is outstanding as of immediately prior to the Distribution shall be assumed by Valvoline and converted into an award of restricted share units with respect to a number of shares of Valvoline Common Stock equal to the product of (i) the number of shares of Ashland Global Common Stock subject to such award of Ashland Global Performance Units as of immediately prior to the Distribution, determined based on the applicable Specified Performance Factor, multiplied by (ii) the Equity Award Exchange Ratio, rounded to the nearest whole share, and otherwise on the same terms and conditions as were applicable to such award of Ashland Global Performance Units as of immediately prior to the Distribution (except that such award of restricted share units as so converted shall not be subject to any performance goals and the vesting of such award shall be based solely on the continued service of the holder thereof, subject to any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment; provided that any terms and conditions regarding accelerated or continued vesting in connection with the holder’s retirement shall no longer apply following the Distribution).

(f) Compliance with Applicable Law. The Parties shall take such additional or alternative actions as deemed necessary or advisable by Ashland Global in its sole discretion in order to effectuate the foregoing provisions of this Article VIII in compliance with securities and tax Laws and other legal requirements associated with equity-based incentive compensation awards or in order to avoid adverse legal, accounting or tax consequences for the members of the Ashland Global Group, the members of the Valvoline Group or any award holders.

ARTICLE IX

Annual Bonus Awards; Retention; Individual Agreements

SECTION 9.01. Annual Bonus Awards; Retention. The members of the Valvoline Group shall be responsible for the payment of any annual bonus awards to any Valvoline Employee or Former Valvoline Employee with respect to the fiscal year ending September 30, 2016 and each fiscal year thereafter, in each case pursuant to the applicable annual bonus award program established for the Valvoline Business for such fiscal year. Valvoline shall be responsible for the payment of any retention bonus awards to each eligible Valvoline Employee and Former Valvoline Employee, whether pursuant to plans, agreements or arrangements sponsored or maintained by a member of the Ashland Global Group or a member of the Valvoline Group.

SECTION 9.02. Individual Agreements. Effective as of a date prior to the date hereof, a member of the Valvoline Group has assumed liability for each

Individual Agreement in which any Valvoline Employee or Former Valvoline Employee, on the one hand, and any member of the Ashland Group, on the other hand, are parties, and thereafter shall be obligated to reimburse the members of the Ashland Group in accordance with Section 16.01 with respect thereto. Without limiting the generality of the foregoing, in the event that a change in control of Ashland Global shall occur following the date hereof and prior to the Distribution Date which would activate the protection afforded under the change in control agreements to which Ashland Global is a party, the members of the Valvoline Group shall be responsible for the payment of any compensation and benefits that become payable under the terms of any such agreement to any Valvoline Employee who is a party to any such agreement; provided that any compensation or benefits payable by a member of the Ashland Global Group or payable in the form of Ashland Global Common Stock shall be subject to the reimbursement obligations of the members of the Valvoline Group pursuant to Section 16.01.

ARTICLE X

Deferred Compensation Plans

SECTION 10.01. Establishment of Valvoline Deferred Compensation Plans. Effective as of August 1, 2016, a member of the Valvoline Group has assumed liability under each Ashland Global Deferred Compensation Plan, including those set forth on Schedule 10.01, for, and shall be obligated to reimburse the members of the Ashland Global Group in accordance with Section 16.01 with respect to, any required payments made to any non-employee member of the board of directors of Valvoline or any Valvoline Employee under the Ashland Global Deferred Compensation Plans after August 1, 2016, including with respect to any Liabilities that became payable prior to, and have not been satisfied as of, August 1, 2016. Effective as of no later than the Initial Public Offering, Valvoline shall establish or cause to be established nonqualified deferred compensation plans for the benefit of eligible Valvoline Employees and Valvoline non-employee directors (the “Valvoline Deferred Compensation Plans”). The terms of the Valvoline Deferred Compensation Plans shall be substantially similar to the terms of the Ashland Global Deferred Compensation Plans, except that (a) the plan sponsor and plan administrator of the Valvoline Deferred Compensation Plans shall be a member of the Valvoline Group and (b) the Valvoline Deferred Compensation Plans for the benefit of Valvoline Employees shall not permit new deferrals of any compensation earned in calendar year 2016 (and, for the avoidance of doubt, existing deferrals shall remain in effect unless expressly provided otherwise).

SECTION 10.02. Participation in Deferred Compensation Plans; Allocation of Liabilities. (a) Except as required to comply with Section 409A of the Code, (i) the non-employee members of the board of directors of Valvoline shall be permitted to participate in the applicable Valvoline Deferred Compensation Plan as of the Initial Public Offering with respect to compensation earned for their service on the board of directors of Valvoline; provided that, in the case of any non-employee member of the board of directors of Valvoline who is set forth on Schedule 10.02 (each, a “Transitioning Director”), compensation earned for his or her service on the board of directors of Valvoline for the calendar year in which the Initial Public Offering occurs shall be subject to such director’s existing election to defer (or not to defer) his or her compensation earned for service on the board of directors of Ashland Global for such calendar year, (ii) each Transitioning Director shall be permitted to continue to participate in the applicable Ashland Global Deferred Compensation Plan with respect to compensation earned for his or her service on the board of directors of Ashland Global in accordance with such director’s existing election to defer (or not to defer) and (iii) all balances to the credit of the Transitioning Directors under the applicable Ashland Global Deferred Compensation Plan shall be credited to the account of such individual under the applicable Valvoline Deferred Compensation Plan effective as of the Distribution. Valvoline and the applicable Valvoline Deferred Compensation Plan shall assume and be solely responsible for all Liabilities under the applicable Ashland Global Deferred Compensation Plan for or relating to the Transitioning Directors as of the Distribution, including all obligations relating to the reporting of taxes and remitting the amounts of any such taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority. All elections made by such individual under the applicable Ashland Global Deferred Compensation Plan with respect to such balances shall remain in effect under the applicable Valvoline Deferred Compensation Plan with respect to such balances, unless and until such elections are changed in accordance with Section 409A of the Code and the terms of the applicable Valvoline Deferred Compensation Plan. Any such balances that are denominated or hypothetically invested in shares of Ashland Global Common Stock as of immediately prior to the Distribution shall become denominated or hypothetically invested in shares of Valvoline Common Stock, as adjusted to preserve the value of such balance in accordance with the methodology described in Section 8.02(c).

(b) Except as required to comply with Section 409A of the Code and subject to the reimbursement obligations of the members of the Valvoline Group pursuant to Section 16.01, (i) eligible Valvoline Employees shall be permitted to continue to participate in each applicable Ashland Global Deferred Compensation Plan with respect to compensation earned in the calendar year in which the Initial Public Offering occurs, and all existing elections made by such individual under the applicable Ashland Global Deferred Compensation Plan with respect to such calendar year shall remain in effect during the portion of such calendar year that follows the Initial Public Offering, (ii) eligible Valvoline Employees shall be permitted to participate in the applicable Valvoline Deferred Compensation Plan with respect to the compensation earned in the calendar year following the calendar year in which the Initial Public Offering occurs and calendar years thereafter and (iii) all balances to the credit of the Valvoline Employees under the applicable Ashland Global Deferred Compensation Plan shall be credited to the accounts of such individuals under the applicable Valvoline Deferred Compensation Plan as of January 1, 2017. Valvoline and the applicable Valvoline Deferred Compensation Plan shall assume and be solely responsible for all Liabilities under the applicable Ashland Global Deferred Compensation Plan for or relating to such Valvoline Employees as of January 1, 2017, including all obligations relating to the reporting of taxes and remitting the amounts of any such taxes required to be withheld (including any Employment Taxes) to the appropriate Governmental Authority. All elections made by each such plan participants under the applicable Ashland Global Deferred Compensation Plan with respect to such balances shall remain in effect under the applicable Valvoline

Deferred Compensation Plan with respect to such balances, unless and until such elections are changed in accordance with Section 409A of the Code and the terms of the applicable Valvoline Deferred Compensation Plan. Any such balances that are denominated or hypothetically invested in shares of Ashland Global Common Stock as of immediately prior to January 1, 2017 that remain so denominated or invested as of the Distribution shall become denominated or hypothetically invested in shares of Valvoline Common Stock effective as of the Distribution, as adjusted to preserve the value of such balances in accordance with the methodology described in Section 8.02(c).

SECTION 10.03. No Distributions. The Parties acknowledge that none of the transactions contemplated by this Agreement shall trigger a payment or distribution of compensation under the Ashland Global Deferred Compensation Plans or Valvoline Deferred Compensation Plans for any Valvoline Employees or Valvoline non-employee directors and, consequently, the payment or distribution of any compensation to which any such employee or non-employee director is entitled under such plans will occur upon such employee’s or such non-employee director’s separation from service from Valvoline or its Subsidiaries, as applicable, or at such other time as provided pursuant to the terms of the applicable plan.

SECTION 10.04. Limitation of Liability. In no event shall the members of the Ashland Global Group have any responsibility for any failure of the Ashland Global Deferred Compensation Plans or the Valvoline Deferred Compensation Plans to be administered in accordance with their terms and applicable Law, including any failure to properly administer the accounts of Valvoline Employees and Valvoline non-employee directors and their respective beneficiaries in such Valvoline Deferred Compensation Plans.

SECTION 10.05. No Transfer of Assets Pertaining to Deferred Compensation Plans. Except as otherwise described in Section 16.01, nothing in this Agreement shall require any member of the Ashland Global Group or the Ashland Global Deferred Compensation Plans to transfer assets or reserves with respect to the Ashland Global Deferred Compensation Plans to any member of the Valvoline Group or the Valvoline Deferred Compensation Plans; provided that the Parties hereby acknowledge that prior to the date hereof a member of the Valvoline Group assumed and became the sponsor of the Hercules Rabbi Trusts.

ARTICLE XI

Vacation and Other Paid Time Off

SECTION 11.01. Vacation and Other Paid Time Off. Effective as of August 1, 2016, a member of the Valvoline Group has assumed Liability for vacation and other paid time off benefits accrued or earned (but not yet taken) by the Valvoline Employees as of August 1, 2016 or accrued or earned by Valvoline Employees thereafter, and shall be obligated to reimburse the members of the Ashland Global Group in accordance with Section 16.01 with respect to required payments to the Valvoline Employees in lieu of such vacation or other paid time off benefits pursuant to applicable Law or any applicable works council, collective bargaining or other labor union agreement.

ARTICLE XII

Retiree Medical and Welfare Liabilities

SECTION 12.01. Assumption of Liabilities. Effective as of August 1, 2016, a member of the Valvoline Group (a) has assumed Liability for all post-employment retiree medical, dental and life insurance benefits in the United States (whether relating to Valvoline Employees, Former Valvoline Employees, Ashland Global Employees or Former Ashland Global Employees and regardless of when accrued, earned or vested), including any such Liabilities arising under the Ashland Inc. Medical Plan; provided, however, that Valvoline has not assumed, and the members of the Ashland Global Group shall retain, any such Liabilities relating to (i) the Hercules Incorporated Executive Survivor Benefit Plans (Plan I and Plan II) and (ii) post-employment retiree medical, dental and life insurance benefits associated with any collective bargaining agreements other than those set forth on Schedule 3.01, and (b) shall be obligated to reimburse the members of the Ashland Group in accordance with Section 16.01 with respect to required payments of any such Liabilities so assumed by such member of the Valvoline Group, including any Liabilities that became payable prior to, and have not been satisfied as of, August 1, 2016.

ARTICLE XIII

Non-Solicitation

SECTION 13.01. Non-Solicitation. (a) During the period commencing on the Distribution Date and concluding on the one-year anniversary thereof, Ashland Global agrees that neither it nor any member of the Ashland Global Group shall, without Valvoline’s prior written consent, directly or indirectly (including through a representative of a member of the Ashland Global Group) solicit for employment or to provide services (whether as a director, officer, employee, consultant or temporary employee) any person who is at such time, or who at any time during the three-month period prior to such time had been, employed by or providing services to a member of the Valvoline Group (whether as a director, officer, employee, consultant or temporary employee), except that this Section 13.01(a) shall not preclude any member of the Ashland Global Group or any other person from entering into discussions with or soliciting any person (i) who responds to any public advertisement or general solicitation; provided that the soliciting party did not instruct such agency to target such person specifically, (ii) who initiates discussions with the soliciting party regarding such employment on his or her own initiative and without direct solicitation by the soliciting party or its representatives, or (iii) at any time after the date of such person’s termination of employment or services by a member of the Valvoline Group without cause.

(b) During the period commencing on the Distribution Date and concluding on the one-year anniversary thereof, Valvoline agrees that neither it nor any member of the Valvoline Group shall, without Ashland Global’s prior written consent, directly or indirectly (including through a representative of a member of the Valvoline Group) solicit for employment or to provide services (whether as a director, officer, employee, consultant or temporary employee) any person who is at such time, or who at any time during the three-month period prior to such time had been, employed by or providing services to a member of the Ashland Global Group, except that this Section 13.01(b) shall not preclude any member of the Valvoline Group or any other person from entering into discussions with or soliciting any person (i) who responds to any public advertisement or general solicitation; provided that the soliciting party did not instruct such agency to target such person specifically, (ii) who initiates discussions with the soliciting party regarding such employment on his or her own initiative and without direct solicitation by the soliciting party or its representatives or (iii) at any time after the date of such person’s termination of employment or services by a member of the Ashland Global Group without cause.

ARTICLE XIV

Payroll Services

SECTION 14.01. Payroll Services. Subject to the obligations of the Parties as set forth in the TSA or RTSA, as applicable, as of no later than the Initial Public Offering, (a) the members of the Valvoline Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the Valvoline Employees and Former Valvoline Employees and for any Liabilities with respect to garnishments of the salary and wages thereof and (b) the members of the Ashland Global Group shall be solely responsible for providing payroll services (including for any payroll period already in progress) to the Ashland Global Employees and Former Ashland Global Employees and for any Liabilities with respect to garnishments of the salary and wages thereof. Notwithstanding the foregoing, the Parties shall cooperate to provide such payroll services to Former Valvoline Employees.

ARTICLE XV

Cooperation; Access to Information; Litigation; Confidentiality

SECTION 15.01. Cooperation. Following the date of this Agreement, the Parties shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to cooperate with respect to any employee compensation or benefits matters that either Party reasonably determines require the cooperation of the other Party in order to accomplish the objectives of this Agreement; provided that Ashland Global shall determine in its sole discretion which (if any) tax or securities filings, rulings or other actions to pursue prior to the Distribution regarding the treatment of Ashland Global Equity Awards in connection with the Distribution; provided, further, that any Liabilities that may be incurred as a result of the Parties taking or failing to take any such actions shall be Valvoline Liabilities if related to Valvoline Employees or Former Valvoline Employees and shall be Ashland Global Liabilities if related to Ashland Global Employees or Former Ashland Global Employees. Without limiting the generality of the preceding sentence, (a) the Parties shall cooperate in connection with any audits of any

Benefit Plan with respect to which such Party may have Information, (b) the Parties shall cooperate in connection with any audits of their respective payroll services (whether by a Governmental Authority in the U.S. or otherwise) in connection with the services provided by one Party to the other Party, (c) the Parties shall cooperate in connection with administering the Ashland Global Benefit Plans, Valvoline Benefit Plans, Ashland Global Welfare Plans and Valvoline Welfare Plans and (d) Ashland Global and Valvoline shall cooperate in good faith in connection with the notification and consultation with works councils, labor unions and other employee representatives of employees of the Ashland Global Group and the Valvoline Group. The obligations of the Ashland Global Group and the Valvoline Group to cooperate pursuant to this Section 15.01 shall remain in effect until the later of (i) the date all audits of all Benefit Plans with respect to which a Party may have Information have been completed or (ii) the date the applicable statute of limitations with respect to such audits has expired.

SECTION 15.02. Access to Information; Litigation; Confidentiality. Article VII of the Separation Agreement is hereby incorporated into this Agreement mutatis mutandi.

ARTICLE XVI

Reimbursements

SECTION 16.01. Reimbursements by the Valvoline Group. (a) Promptly following the last business day of each calendar month ending following the date hereof, Ashland Global shall provide Valvoline with one or more invoices, in each case including reasonable substantiating documentation, that set forth the aggregate costs, if any, incurred by any member of the Ashland Global Group during such month (or, in the case of the first calendar month ending after the date hereof, the aggregate costs incurred by any member of the Ashland Global Group on or following August 1, 2016) relating to compensation and benefits provided to the Valvoline Employees and Former Valvoline Employees, including:

(i) as a result of participation in the Ashland Global Benefit Plans or pursuant to an Individual Agreement (including any change in control agreement described in Section 12.01), including any 401(k) employer-matching contributions and 401(k) profit-sharing contributions in an Ashland Global 401(k) Plan;

(ii) in respect of reimbursement and non-reimbursement claims incurred under the Ashland Global Welfare Plans and continued health care coverage under COBRA; and

(iii) relating to the coverage of a workers’ compensation claim under the Ashland Global Workers’ Compensation Plan (or, in the case of any Workers’ Compensation Event that occurs over a period both preceding and following the applicable Benefit Plan Transfer Date, the coverage of the portion of such claim relating to the time that the applicable Workers’ Compensation Event transpired prior to the applicable Benefit Plan Transfer Date (in which case the remainder of such claim shall be covered under a Valvoline Workers’ Compensation Plan, as described in Section 5.03, and shall not be subject to reimbursement under this Section 16.01));

as well as any costs of other obligations or Liabilities that a member of the Ashland Global Group elects to, or is compelled to, pay or otherwise satisfy that are or that pursuant to this Agreement have become the responsibility of the members of the Valvoline Group, in each case including any such Liabilities that became payable prior to, but have not been satisfied as of, August 1, 2016.

(b) The costs incurred by the members of the Ashland Global Group with respect to compensation paid to Valvoline Employees and Former Valvoline Employees in the form of Ashland Global Common Stock (whether pursuant to an Ashland Global Equity Award, an Ashland Global Deferred Compensation Plan or an Individual Agreement) shall be determined based on the closing stock price of Ashland Global Common Stock on the New York Stock Exchange Composite Tape on the date of such payment. Any reimbursement made pursuant to this Section 16.01(b) shall be treated by the Parties for all tax purposes as purchase price or partial purchase price for such shares of Ashland Global Common Stock.

(c) The costs described in clauses (ii) and (iii) of Section 16.01(a) shall be determined based on a fixed percentage of the total costs incurred under the applicable plan with respect to such period, determined in a manner that is consistent with the Parties’ practices for allocating such costs among the Ashland Global Business and the Valvoline Business as of the date hereof; provided that such percentage shall equal 100% in the case of the Valvoline Instant Oil Change hourly welfare benefit plans.

(d) Within 20 business days following the receipt by Valvoline of each such invoice, Valvoline shall pay Ashland Global an amount in cash equal to the aggregate amounts set forth thereon. In no event shall any member of the Valvoline Group be required to reimburse any member of the Ashland Global Group for any costs (i) that are charged directly to the members of the Valvoline Group in the ordinary course of business consistent with past practice, (ii) with respect to any Ashland Global Liabilities or (iii) for which the Ashland Global Group is reimbursed in respect of a payment provided under an Ashland Global Benefit Plan to the extent such reimbursement reduces the assets in a Hercules Rabbi Trust.

(e) All invoices provided pursuant to this Article XVIII shall be denominated in U.S. dollars.

(f) For the avoidance of doubt, no reimbursement made pursuant to this Section 16.01 shall be treated by the Parties for tax purposes as a distribution from Valvoline to Ashland Global immediately prior to the Distribution or as consideration for any property contributed to a member of the Valvoline Group in connection with the transactions contemplated by this Agreement, the Separation Agreement and the Ancillary Agreements.

ARTICLE XVII

Termination

SECTION 17.01. Termination. This Agreement may be terminated by Ashland Global at any time, in its sole discretion, prior to the Separation (as defined in the Separation Agreement); provided that this Agreement shall automatically terminate upon the termination of the Separation Agreement in accordance with its terms.

SECTION 17.02. Effect of Termination. In the event of any termination of this Agreement in accordance with Section 17.01, none of the Parties (or any of their directors or officers) shall have any Liability or further obligation to any other Party under this Agreement.

ARTICLE XVIII

Miscellaneous

SECTION 18.01. Counterparts; Entire Agreement; Corporate Power. This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by facsimile or PDF signature and a facsimile or PDF signature shall constitute an original for all purposes.

SECTION 18.02. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Commercial Division of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Subsidiaries, Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby.

SECTION 18.03. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Notwithstanding the foregoing, either Party may assign this Agreement without consent in connection with (a) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets, or (b) the sale of all or substantially all of such Party’s assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party. No assignment permitted by this Section 18.03 shall release the assigning Party from liability for the full performance of its obligations under this Agreement.

SECTION 18.04. Third-Party Beneficiaries. Except for the indemnification rights under the Separation Agreement of any Ashland Global Indemnitee or Valvoline Indemnitee (as such terms are defined in the Separation Agreement) in their respective capacities as such, (a) the provisions of this Agreement are solely for the benefit of the Parties hereto and are not intended to confer upon any Person (including any Valvoline Employee, Former Valvoline Employee, Ashland Global Employee or Former Ashland Global Employee, or any beneficiary or dependent thereof) except the Parties hereto any rights or remedies hereunder and (b) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third person (including any Valvoline Employee, Former Valvoline Employee, Ashland Global Employee or Former Ashland Global Employee, or any beneficiary or dependent thereof) with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement and (c) nothing contained in this Agreement shall be treated as an amendment to any Valvoline Benefit Plan or Ashland Global Benefit Plan or prevent the members of the Valvoline Group or the members of the Ashland Global Group from amending or terminating any Benefit Plans.

SECTION 18.05. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person, (b) on the date received, if sent by a nationally recognized delivery or courier service, or (c) upon the earlier of confirmed receipt or the fifth business day following the date of mailing if sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Ashland Global, to:

ASHLAND HOLDINGS INC.

50 E. RiverCenter Blvd.

Covington, KY 41011

Attn: Peter J. Ganz

e-mail: PGanz@ashland.com

with a copy to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019

Attn: Susan Webster and Thomas E. Dunn

e-mail: swebster@cravath.com, tdunn@cravath.com

Facsimile: (212) 474-3700

If to Valvoline, to:

VALVOLINE INC.

3499 Blazer Parkway

Lexington, KY 40509

Attn: Julie M. O’Daniel

e-mail: JMODaniel@valvoline.com

Either Party may, by notice to the other Party, change the address to which such notices are to be given.

SECTION 18.06. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 18.07. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 18.08. Survival of Covenants. Except as expressly set forth in this Agreement, the covenants in this Agreement and the liabilities for the breach of any obligations in this Agreement shall survive the Initial Public Offering and the Distribution, as applicable, and shall remain in full force and effect.

SECTION 18.09. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected Party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at Law or in equity, and all such rights and remedies shall be cumulative. The other Party shall not oppose the granting of such relief on the basis that money damages are an adequate remedy. The Parties agree that the remedies at Law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

SECTION 18.10. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 18.11. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof”, “herein” and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole (including all of the schedules hereto) and not to any particular provision of this Agreement. Article, Section or Schedule references are to the articles, sections and schedules of or to this Agreement unless otherwise specified. Any capitalized terms used in any Schedule to this Agreement but not otherwise defined therein shall have the meaning as defined in this Agreement. Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time, as permitted by Section 18.10. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive. All references here in to the “Distribution” and the “Distribution Date” shall be construed to refer to an “Other Disposition” (as defined in the Separation Agreement) or the date of an “Other Disposition”, as applicable.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

ASHLAND GLOBAL HOLDINGS INC.,

By	/s/ Peter J. Ganz
Name: Peter J. Ganz
Title: Senior Vice President, General Counsel, and Secretary

VALVOLINE INC.,

By	/s/ Julie O’Daniel
Name: Julie O’Daniel
Title: General Counsel and Corporate Secretary